EXHIBIT 10.3.d.iv
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement is hereby entered into as of September 18, 2008 by and among Cedar Shopping Centers, Inc., a Maryland corporation (the “Corporation”), Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership (the “Partnership”) and Nancy Mozzachio (the “Executive”).
WITNESSETH:
     WHEREAS, the Corporation, the Partnership and the Executive entered into that certain Employment Agreement dated as of November 1, 2003, as presently in effect (the “Employment Agreement”); and
     WHEREAS, the Board of Directors of the Corporation (on the Corporation’s own behalf, and as the sole general partner of the Partnership) approved the modification to certain provisions of the Employment Agreement;
     NOW THEREFORE, intending to be legally bound the parties hereto agree as follows:
     1. Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:
     “2.1 The term of employment shall end October 31, 2009, unless sooner terminated as provided in this Agreement.”
     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CEDAR SHOPPING CENTERS, INC.
By:	/s/ LEO S. ULLMAN, President

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P.
By:	Cedar Shopping Centers, Inc.

By:	/s/ NANCY MOZZACHIO

Nancy Mozzachio